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                                                                 EXHIBIT 10.33

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made and entered into this ___ day of _________, 2000 between CollegeClub.com, Inc., a Delaware corporation ("Corporation"), whose address is 1010 Second Avenue, Suite 600, San Diego, California 92101 and __________________ ("Officer"), whose address is
__________________________________.

                                    RECITALS:

         A. WHEREAS, Officer, an officer of Corporation (but not currently a member of the Board of Directors of Corporation (the "Board")), performs a valuable service in such capacity for Corporation; and

         B. WHEREAS, the stockholders of Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "Law"); and

         C. WHEREAS, the Bylaws and the Law, as amended and in effect from time to time or any successor or other statutes of Delaware having similar import and effect, currently purport to be the controlling law governing Corporation with respect to certain aspects of corporate law, including indemnification of directors and officers; and

         D. WHEREAS, in accordance with the authorization provided by the Law, Corporation may from time to time purchase and maintain a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance of services as directors and officers of Corporation; and

         E. WHEREAS, as a result of developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent and overall desirability of protection afforded officers by such D & O Insurance, if any, and whereas there exists general uncertainty as to statutory and bylaw indemnification provisions; and

         F. WHEREAS, in order to induce Officer to continue to serve as an officer of Corporation, Corporation has determined and agreed to enter into this contract with Officer.

         NOW, THEREFORE, in consideration of Officer's continued service as an officer after the date hereof, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below. Other terms are defined where appropriate in this Agreement.

                  (a) "DISINTERESTED DIRECTOR" shall mean a director of Corporation who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Officer.


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                  (b)      "EXPENSES" shall include all direct and indirect
costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses and reasonable compensation for time spent by Officer for which he or she is otherwise not compensated by Corporation) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

                  (c) "FINAL ADVERSE DETERMINATION" shall mean that a determination that Officer is not entitled to indemnification shall have been made pursuant to Section 5 hereof and either (i) a final adjudication in a Delaware court or decision of an arbitrator pursuant to Section 13(a) hereof shall have denied Officer's right to indemnification hereunder, or (ii) Officer shall have failed to file a complaint in a Delaware court or seek an arbitrator's award pursuant to Section 13(a) for a period of one hundred twenty
(120) days after the determination made pursuant to Section 5 hereof.

                  (d) "INDEPENDENT LEGAL COUNSEL" shall mean a law firm or member of a law firm selected by Corporation and approved by Officer (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent: (i) Corporation, in any material matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Corporation or Officer in a Proceeding to determine Officer's right to indemnification under this Agreement.

                  (e) "LIABILITIES" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, and penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding (as defined below).

                  (f) "PROCEEDING" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

                  (g) "CHANGE OF CONTROL" shall mean the occurrence of any of the following events after the date of this Agreement:

                           (i)      A change in the composition of the Board, as
a result of which fewer than two-thirds (2/3) of the incumbent directors are directors who either (1) had been directors of Corporation twenty-four (24) months prior to such change or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of Corporation 24 months prior to such change and who were still in office at the time of the election or nomination; or


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                           (ii)     Any "person" (as such term is used in
section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of Corporation representing twenty percent (20%) or more of the combined voting power of Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Capital Stock"), except that any change in ownership of Corporation's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of Corporation.

         2. INDEMNITY OF OFFICER. Subject only to the exclusions set forth in Section 4 hereof, Corporation hereby agrees to hold harmless and indemnify Officer against any and all Liabilities in connection with any Proceeding (including an action by or in the right of Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent authorized or permitted by the provisions of the Law, as may be amended from time to time.

         3. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 4 hereof, Corporation hereby further agrees to hold harmless and indemnify Officer:

                  (a) against any and all Expenses in connection with any Proceeding (including an action by or in the right of Corporation) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                  (b) otherwise to the fullest extent as may be provided to Officer by Corporation under the non-exclusivity provisions of the Bylaws of Corporation and the Law.

         4.       LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to
Section 3 hereof shall be paid by Corporation:

                  (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Officer is indemnified pursuant to Section 2 hereof or reimbursed pursuant to any D & O Insurance purchased and maintained by Corporation;

                  (b) in respect of remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                  (c) on account of any Proceeding in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of Corporation pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;


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                  (d)      on account of a Final Adverse Determination that
Officer's conduct was knowingly fraudulent or deliberately dishonest or constituted willful misconduct;

                  (e) provided there has been no Change of Control, on account of or arising in response to any Proceeding (other than a Proceeding referred to in Section 10(b) hereof) initiated by Officer or any of Officer's affiliates against Corporation or any officer, director or stockholder of Corporation unless such Proceeding was authorized in the specific case by action of the Board;

                  (f) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                  (g) on account of any Proceeding to the extent that Officer is a plaintiff, a counter-complainant or a cross-complainant therein (other than a Proceeding permitted by Section 4(e) hereof).

         5.       PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

                  (a) Whenever Officer believes that he or she is entitled to indemnification pursuant to this Agreement, Officer shall submit a written request for indemnification to Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Officer to support his or her claim for indemnification. Officer shall submit his or her claim for indemnification within a reasonable time not to exceed five years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the later date for which Officer requests indemnification. The President, Secretary or other appropriate officer shall, promptly upon receipt of Officer's request for indemnification, advise the Board in writing that Officer has made such a request. Determination of Officer's entitlement to indemnification shall be made not later than ninety (90) days after Corporation's receipt of his or her written request for such indemnification.

                  (b) The Officer shall be entitled to select the forum in which Officer's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 5(a). This forum shall be any one of the following:

                           (i)      The stockholders of Corporation;

                           (ii)     A quorum of the Board consisting of
Disinterested Directors;

                           (iii)    Independent Legal Counsel, who shall make
the determination in a written opinion; or

                           (iv)     A panel of three arbitrators, one
selected by Corporation, another by Officer and the third by the first two arbitrators selected. If for any reason three arbitrators are not selected within thirty (30) days after the appointment of the first arbitrator, then selection of additional arbitrators shall be made by the American Arbitration Association. If any arbitrator resigns or is unable to serve in such capacity for any reason, the American Arbitration

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Association shall select his or her replacement. The arbitration shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association now in effect.

         If Officer fails to make such designation, his or her claim shall be determined by the forum selected by Corporation.

         6. PRESUMPTION AND EFFECT OF CERTAIN PROCEEDINGS. Upon making a request for indemnification, Officer shall be presumed to be entitled to indemnification under this Agreement and Corporation shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or, except as may be provided in Section 4 hereof, establish a presumption with regard to any factual matter relevant to determining Officer's rights to indemnification hereunder. If the person or persons so empowered to make a determination pursuant to Section 5(b) hereof shall have failed to make the requested determination within thirty (30) days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event which could enable Corporation to determine Officer's entitlement to indemnification, the requisite determination that Officer is entitled to indemnification shall be deemed to have been made.

         7. CONTRIBUTION. If the indemnification provided in Sections 2 and 3 is unavailable and may not be paid to Officer for any reason other than those set forth in Section 4, then in respect of any Proceeding in which Corporation is or is alleged to be jointly liable with Officer (or would be if joined in such Proceeding), Corporation shall contribute to the amount of Expenses and Liabilities paid or payable by Officer in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Officer on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of Corporation on the one hand and of Officer on the other hand in connection with the events which resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Officer on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         8. INSURANCE AND FUNDING. Corporation hereby represents and warrants that it shall purchase and maintain insurance to protect itself and/or Officer against any Expenses and Liabilities in connection with any Proceeding to the fullest extent permitted by the Law.

         9. CONTINUATION OF OBLIGATIONS. All agreements and obligations of Corporation contained herein shall be effective as of the date the Officer became a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Officer shall be subject to any


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possible Proceeding, by reason of the fact that Officer was serving Corporation or such other entity in any capacity referred to herein.

         10. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Officer of notice of the commencement of any Proceeding, Officer will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any Proceeding as to which Officer notifies Corporation of the commencement thereof:

                  (a) Corporation will be entitled to participate therein at its own expense;

                  (b) Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Officer. After notice from Corporation to Officer of its election to assume the defense thereof, Corporation will not be liable to Officer under this Agreement for any Expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his or her own counsel in such Proceeding but the Expenses associated with the employment of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Officer unless
(i) the employment of counsel by Officer has been authorized by Corporation,
(ii) Officer shall have reasonably concluded that there may be a conflict of interest between Corporation and Officer in the conduct of the defense of such Proceeding or (iii) Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of Officer's separate counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Corporation or as to which Officer shall have made the conclusion provided for in (ii) above; and

                  (c) Provided there has been no Change of Control, Corporation shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. Corporation shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner which would impose any penalty, out-of-pocket liability, or limitation on Officer without Officer's written consent.

         11.      ADVANCEMENT AND REPAYMENT OF EXPENSES.

                  (a) In the event that Officer employs his or her own counsel pursuant to Section 10(b)(i) through (iii) above, Corporation shall advance to Officer, prior to any final disposition of any Proceeding any and all Expenses incurred in investigating or defending any such Proceeding within ten
(10) days after receiving copies of invoices presented to Officer for such Expenses.

                  (b) Officer agrees that Officer will reimburse Corporation for all Expenses paid by Corporation in defending any Proceeding against Officer in the event and only to the


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extent that there has been a Final Adverse Determination that Officer is not entitled, under the provisions of the Law, the Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such Expenses.

         12.      REMEDIES OF OFFICER.

                  (a)      In the event that (i) a determination pursuant to
Section 5 hereof is made that Officer is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Officer otherwise seeks enforcement of this Agreement, Officer shall be entitled to a final adjudication in an appropriate court of his or her rights. Alternatively, Officer at his or her option may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association now in effect, whose decision is to be made within ninety (90) days following the filing of the demand for arbitration. The Corporation shall not oppose Officer's right to seek any such adjudication or arbitration award.

                  (b) In the event that a determination that Officer is not entitled to indemnification, in whole or in part, has been made pursuant to
Section 5 hereof, the decision in the judicial proceeding or arbitration provided in paragraph (a) of this Section 12 shall be made de novo and Officer shall not be prejudiced by reason of a determination that he or she is not entitled to indemnification.

                  (c) If a determination that Officer is entitled to indemnification has been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, Corporation shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Officer or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

                  (d) In any court proceeding pursuant to this Section 12, Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court or before any such arbitrator that Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

                  (e) Expenses reasonably incurred by Officer in connection with his or her request for indemnification under this Agreement, enforcement of this Agreement or to recover damages for breach of this Agreement shall be borne by Corporation.

                  (f) Corporation and Officer agree herein that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further agree that such breach would cause Officer irreparable harm. Accordingly, Corporation and Officer agree that Officer shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. The Corporation and Officer further agree that Officer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such


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requirement of bond or undertaking is hereby waived by Corporation, and
Corporation acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

         13. ENFORCEMENT. Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Officer to continue as an officer of Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

         14. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, or the obligation of the Corporation to indemnify the Officer to the full extent provided by the Bylaws or the Law, and the affected provision shall be construed and enforced so as to effectuate the parties' intent to the maximum extent possible.

         15. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Delaware.

         16. CONSENT TO JURISDICTION. The Corporation and Officer each irrevocably consent to jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

         17. BINDING EFFECT. This Agreement shall be binding upon Officer and upon Corporation, its successors and assigns, and shall inure to the benefit of Officer, his or her heirs, executors, administrators, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         18. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein. This Agreement supersedes any and all agreements regarding indemnification heretofore entered into by the parties.

         19. AMENDMENT AND TERMINATION. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in writing signed by both parties hereto.

         20. SUBROGATION. In the event of payment under this agreement, Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Officer, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable Corporation effectively to bring suit to enforce such rights.

         21. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Officer by this Agreement shall not be exclusive of any other right which Officer may have or hereafter acquire under any statute, provision of Corporation's Certificate of Incorporation or Bylaws, agreement, vote of


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stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

         22. SURVIVAL OF RIGHTS. The rights conferred on Officer by this Agreement shall continue after Officer has ceased to be a director, officer, employee or other agent of Corporation or such other entity.

         23. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be addressed to Officer or to Corporation, as the case may be, at the address shown on page 1 of this Agreement, or to such other address as may have been furnished by either party to the other, and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

OFFICER:                            CollegeClub.com, Inc.,
                                     a Delaware corporation

                                    By:
------------------------------          -------------------------------

                                    Its:
                                         ------------------------------


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